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                                                       Exhibit 10.1


                                LICENSE AGREEMENT

                  This Agreement is effective as of the 25th day of October, 1996 by and between Collaborative Holdings, Inc., ("Collaborative"), an Ohio Corporation, and Walker Information, Inc. ("Walker"), an Indiana Corporation.

         WHEREAS, Walker has developed and is the owner of copyrights relating to a Database which is described in Schedule A ("Database A"), attached hereto;

         WHEREAS, Walker has collected and is in the possession of the data and confidential information in Database A that relates to the health conditions of a group of residents in Louisville, Kentucky and a group of residents in Indianapolis, Indiana (hereinafter defined in Section 1 of this Agreement as the "Proprietary Information");

         WHEREAS, Walker has developed and is the owner of copyrights relating to a Database which is described in Schedule B ("Database B"), attached hereto;

         WHEREAS, Walker has collected and is in the possession of the data and confidential information in Database B that relates to Walker's clients (hereinafter defined in Section 1 of this Agreement as the "Client List");

         WHEREAS, Walker has the exclusive right to license the Proprietary Information, the Client List, Database A, and Database B;

         WHEREAS, Collaborative desires an exclusive license to use the Proprietary Information, the Client List, Database A, and Database B in connection with its business of providing contract research clinical trials for pharmaceuticals, medical devices, food products and other products which undergo clinical trials prior to receiving certain regulatory approvals from the Food and Drug Administration and other Governmental Authorities (the "Business");

         WHEREAS, Walker wishes to retain a license to use the Proprietary Information, the Client List, Database A, and Database B in connection with businesses that are different from and do not compete with the Business; and

         WHEREAS, Walker and Collaborative are parties to an asset purchase agreement dated as of October 16, 1996 (the "Asset Purchase Agreement") which transfers to Collaborative substantially all Walker's assets that are primarily related to or used in the operation of the Business, but which does not transfer or assign the Proprietary Information, the Client List Database A, or Database B;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration set forth in the Asset Purchase Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually agree as follows:



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1.       DEFINITIONS.

         (a) "Client List" shall mean and include any and all data and other information of any type and in any form which relates to Walker's clients, including, but not limited to, the written, graphic, or machine-readable data and information which is in Walker's possession as of the date of this Agreement and/or which has been entered into Database B, except information or data which:

                  i) is part of the written public knowledge as of the date of this Agreement;

                  ii) becomes available in writing to the general public other than as a result of any action or inaction by either party hereto which violates any provision of this Agreement;

                  iii) is received by any party hereto in writing from a third party which is not under an obligation of secrecy and did not derive the information, directly or indirectly, from either party to this Agreement in violation of the terms hereof; or

                  iv) is developed independently by Collaborative before or after the date of this Agreement.

         (b) "Derivative Work" shall mean a work which is based upon the pre-existing Databases such as a revision, modification, translation, abridgment, condensation, expansion, collection, compilation or any other form which, if prepared without authorization by the owner of the pre-existing works, would constitute a copyright infringement, and for which copyright registrations may be obtained, maintained and enforced.

         (c) "Proprietary Information" shall mean and include any and all data and other information of any type and in any form which relates to Database A, including but not limited to the written, graphic, or machine-readable data and information which has been entered into the fields of Database A as of the date of this Agreement, except information or data which:

                  i) is part of the written public knowledge as of the date of this Agreement;

                  ii) becomes available in writing to the general public other than as a result of any action or inaction by either party hereto which violates any provision of this Agreement;

                  iii) is received by any party hereto in writing from a third party which is not under an obligation of secrecy and did not derive the information, directly or indirectly, from either party to this Agreement in violation of the terms hereof; or

                  iv) is developed independently by Collaborative before or after the date of this Agreement.



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2.       LICENSE.

         (a) Walker hereby grants, and Collaborative hereby accepts, a perpetual, exclusive, paid-up, world-wide license to use the Proprietary Information, the Client List, Database A, and Database B (hereinafter referred to collectively as "the Licensed Materials") in connection with its development and operation of the Business. Without limiting the generality of the foregoing, Collaborative's right to use the Licensed Materials shall include the right to copy, reproduce and update the Proprietary Information and the Client List and the right to copy, modify, and make Derivative Works of the Databases.

         (b) Walker shall retain the right to use the Licensed Materials solely in connection with the development and operation of any business which does not involve providing contract research clinical trials for pharmaceuticals, medical devices, food products and other products which undergo clinical trials, and which does not otherwise compete with the Business.

3.       DELIVERY OF THE LICENSED MATERIALS.

         (a) Upon execution of this Agreement, Walker shall deliver to Collaborative's newly-acquired Indianapolis and Louisville facilities all Proprietary Information which Walker may have in documentary form, including two complete copies of Database A, together with two complete copies of Database B. Walker shall bear all freight, shipping and handling costs for delivery of the Licensed Materials and all risk of loss, including any insurance costs.

         (b) As previously provided, Collaborative shall have the right, as part of the license granted herein, to make as many additional copies of the Licensed Materials as it, in its sole discretion, determines are needed to operate the Business.

4.       MAINTENANCE AND UPDATES.

         (a) Collaborative acknowledges that, pursuant to this Agreement, Walker is not required to supply Collaborative with updates of the Licensed Materials or to provide to Collaborative any improvements, modifications or alternative versions or enhancements of the Licensed Materials which Walker develops subsequent to the date of this Agreement.

         (b) Collaborative shall have the right, in its own discretion, to independently update the Proprietary Information and the Client List for its own purposes and use, through the services of its own employees or of independent contractors. Collaborative shall be the owner of any such updates and is not required to supply such updates to Walker.

         (c) Collaborative shall have the right to improve and prepare Derivative Works of Database A and of Database B. Collaborative shall be the owner of any such improvements and Derivative Works and is not required to supply such improvements or Derivative Works to Walker.



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5.       CONFIDENTIALITY.

         (a) Except as necessary to develop, conduct, and operate the Business, Collaborative shall keep the Proprietary Information secret and shall not disclose the Proprietary Information to any third party without the prior written consent of Walker. The above notwithstanding, Collaborative shall have the right, with exercise of discretion and insofar as practical, to make disclosures on a confidential basis of such portions of the Proprietary Information to its Affiliates, as such term is defined in the Asset Purchase Agreement, and to representatives of contractors or government agencies where, in Collaborative's judgment, such disclosure is essential to conducting and operating the Business.

         (b) Walker shall keep all the Proprietary Information secret and shall not disclose any of the Proprietary Information to any third party without the prior written consent of Collaborative; provided, however, that nothing herein shall be construed to prohibit Walker from disclosing the Proprietary Information to any purchaser of substantially all of Walker's assets so long as such purchaser assumes Walker's obligations hereunder, including, without limitation, this Section 5 and that nothing herein shall be construed to prohibit Walker from using a statistical representation of the Proprietary Information as normative data in Walker's operation of any business which does not involve providing contract research clinical trials for pharmaceuticals, medical devices, food products and other products which undergo clinical trials, and which does not otherwise compete with the business.

         (c) Neither party will use the Proprietary Information for purposes other than specified in this Agreement.

         (d) Both parties shall keep the Client List secret and neither party shall disclose any of the information contained in the Client List to any third party without the prior written consent of the other party; provided, however, that nothing herein shall be construed to prohibit Walker from disclosing the Client List to any purchaser of substantially all of Walker's assets so long as such purchaser assumes Walker's obligations hereunder, including, with limitation, with respect to this Section 5, and further provided that nothing herein shall be construed to prohibit Collaborative from disclosing the Client List to any Affiliate as such term is defined in the Asset Purchase Agreement.

         (e) In protecting the secrecy of the Proprietary Information and Client List, each party shall exercise the same degree of care that it uses to protect its own confidential information.

6.       TRANSFERABILITY OF THE LICENSED MATERIALS.

         Walker shall not license, sell, or otherwise transfer the Proprietary Information, the Client List, Database A, or Database B to any third party without the prior written consent of Collaborative; provided, however, nothing herein shall be construed to prohibit Walker from licensing, selling or otherwise transferring the Proprietary Information, the Client List, Database A, and Database B to any purchaser of substantially all of Walker's assets so long as



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such purchaser assumes Walker's obligations hereunder, including, without limitation, Section 5 hereof.

7.       REPRESENTATIONS AND WARRANTIES.

         Walker represents and warrants to Collaborative as follows:

                            i) Walker is a corporation duly organized, validly
                  existing and in good standing under the laws of the State of Indiana.

                           ii) Walker is the sole owner of the Client List,
                  Database A, and Database B and has full and exclusive right to license such property as well as the Proprietary Information and that no other persons, entities or governmental agencies whatsoever, have any claim, right, or title to the Proprietary Information, the Client List, Database A, or Database B.

                           iii) There is no claim, legal action, suit,
                  arbitration, governmental investigation or other legal administrative proceeding, nor any decree or judgment in progress, pending or in effect or, to the knowledge or Walker, threatened against or relating to the Proprietary Information, the Client List, Database A , Database B, or the transactions contemplated by this Agreement.

                           iv) Walker has not otherwise granted, sold or
                  licensed any person, firm or corporation any right license or privileges relating to the Propriety Information, the Client List, Database A, or Database B. Nor has Walker disclosed the Proprietary Information, the Client List, Database A or Database B to any third party without having a written agreement with such third party concerning the confidentiality of such information.

                           v) No representation or warranty by Walker contained
                  in this Agreement knowingly contains any untrue statement of a material fact or knowingly omits to state any material fact required to make the statements herein contained not misleading.

                           vi) Walker is fully aware of Business's (as defined
                  in the Asset Purchase Agreement) business requirements and intended uses for the Proprietary Information, the Client List, Database A, and Database B and that the Proprietary Information, Client List, Database A and Database B shall satisfy such requirements and is fit for such intended uses.

8.       NO OBLIGATION TO SUE OR DEFEND.

         The parties agree that Collaborative is not under any obligation to either sue infringers of the copyrights to Database A or Database B or to defend Collaborative against infringement claims.



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9.       INDEMNITY BY WALKER.

         Walker shall indemnify and hold Collaborative harmless against all costs, claims, expenses, injuries, losses, damages and liabilities, including reasonable attorneys fees, arising from any breach by Walker of the representations and warranties contained in paragraph 7 of this Agreement. Collaborative shall indemnify and hold Walker harmless against all costs, claims, expenses, injuries, losses, damages, liabilities, including reasonable attorneys fees, arising from or on account of Collaborative's use of the license materials.

10.      TERM.

         Subject to the terms and provisions of this Agreement, the term of this Agreement shall commence on the date of this Agreement and shall continue in perpetuity.

11.      REMEDIES.

         It is understood that a breach of this Agreement Walker could cause Collaborative to suffer loss which would not be adequately compensated for by damages and that in addition to claiming damages in respect of any breach hereof, Collaborative shall be entitled as a matter of right to seek an injunction and such right shall be cumulative and in addition to any other remedies which may be available to Collaborative as a result of the breach.

12.      ASSIGNABILITY.

         Neither party may assign, license, pledge, mortgage, encumber, or otherwise transfer any or all of its rights and interests in this Agreement without prior notice to and the permission of the other party, except that Collaborative may assign the Agreement to any Affiliate, as such term is defined in the Asset Purchase Agreement.

13.      NOTICES.

         All notices shall be in writing delivered as follows:

         (a) If to Collaborative, to: Collaborative Holdings, Inc.
                                      20600 Chagrin Boulevard, Suite 1050
                                      Cleveland, Ohio  44122
                                      Attention: Dr. Jeffrey A. Green, President
                                      Facsimile:  (216) 491-9494



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              With a copy to:           Calfee, Halter & Griswold
                                        1400 McDonald Investment Center
                                        800 Superior Avenue
                                        Cleveland, Ohio  44114
                                        Attention:  Thomas F. McKee, Esq.
                                        Facsimile:  (216) 241-0816

         (b)  If to Walker, to:         Walker Information, Inc.
                                        3939 Priority Way South Drive
                                        Indianapolis, Indiana  46240-0972
                                        Attention:  Mr. Steven F. Walker,
                                        President and Chief Executive Officer
                                        Facsimile:  (317) 843-8904

              With a copy to:           Ice, Miller, Donadio & Ryan
                                        One American Square
                                        Box 82001
                                        Indianapolis, Indiana   46282-0002
                                        Attention:  Steven K. Humke, Esq.
                                        Facsimile:  (317) 236-5817

or to such other address as may have been designated in a prior notice. Notices may be sent via registered or certified mail, nationally recognized overnight courier or facsimile. Notices sent by registered or certified mail, return receipt requested, shall be deemed to have been given two business days after the day of registration or the date of certification, as the case may be, and otherwise notices shall be deemed to have been given when received by the person to whom the notice is addressed or any other person with apparent authority to accept notices on behalf of the person to whom the notice is addressed.

14.      MISCELLANEOUS.

         (a) This Agreement shall be construed, interpreted and applied in accordance with the laws of the State of Ohio, without regard to any conflict of laws principles thereof.

         (b) The paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         (c) Except for the Asset Purchase Agreement and the Exhibits thereto, this Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and may not be modified or amended except by an instrument in writing signed by a duly authorized representative of each party.

         (d) If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, then such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this



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Agreement shall remain in full force and effect, and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

         (e) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS HEREOF, Walker and Collaborative have caused this Agreement to be duly executed as of the date first written above.

                                       COLLABORATIVE HOLDINGS, INC.

                                       By:  /s/ Jeffrey A. Green
                                           --------------------------------
                                                Jeffrey A. Green, President

                                                           ("Collaborative")

                                       WALKER INFORMATION, INC.

                                       By:  /s/ Steven F. Walker
                                           --------------------------------

                                       Its:  President
                                            --------------------------------

                                                               ("Walker")